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                                                       EXHIBIT 11
                                                      PAGE 1 OF 2

                       OLD NATIONAL BANCORP
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ($ IN THOUSANDS EXCEPT PER SHARE)



                                               Three Months Ended          Six Months Ended
                                                 June 30, 1996              June 30, 1996
                                             Primary    Fully Diluted    Primary   Fully Diluted


Net Income. . . . . . . . . . . . . . .       $14,872     $14,872        $29,087        $29,087


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax. . . . . . . . .            --         369             --            739
                                              -------     -------        -------        -------

Adjusted net income. . . . . . . . . .        $14,872     $15,241        $29,087        $29,826


Weighted average common shares
outstanding . . . . . . . . . . . . . .    25,035,482  25,035,482     25,182,462     25,182,462


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures. . . . . . . . . . . . . . .            --   1,364,737             --      1,364,737


Additional shares outstanding upon assumed
exercise of stock options . . . . . . .        65,519      68,417         65,519         68,417
                                              -------     -------        -------        -------

Adjusted weighted average shares
outstanding . . . . . . . . . . . . . .    25,101,001  26,468,636     25,247,981     26,615,616
                                           ----------  ----------     ----------     ----------

Earnings per share. . . . . . . . . . .    $      .59  $      .58     $     1.15     $     1.12
                                           ==========  ==========     ==========     ==========
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                                                       EXHIBIT 11
                                                      PAGE 2 OF 2

                       OLD NATIONAL BANCORP
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ($ IN THOUSANDS EXCEPT PER SHARE)



                                              Three Months Ended           Six Months Ended
                                                 June 30, 1995               June 30, 1995
                                              Primary  Fully Diluted     Primary   Fully Diluted


Net Income. . . . . . . . . . . . . . .       $13,444     $13,444        $26,104        $26,104


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax. . . . . . . . .            --         381             --            762
                                              -------     -------        -------        -------

Adjusted net income . . . . . . . . . .       $13,444     $13,825        $26,104        $26,866


Weighted average common shares
outstanding . . . . . . . . . . . . . .    25,816,446  25,816,446     25,925,748     25,925,748


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures . . . . . . . . . . . . . .             --   1,408,263             --      1,408,263


Additional shares outstanding upon assumed
exercise of stock options. . . . . . .         65,070     65,070         65,070         65,070
                                              -------     -------        -------        -------

Adjusted weighted average shares
outstanding. . . . . . . . . . . . . .     25,881,516 27,289,779     25,990,818     27,399,081
                                           ---------- ----------     ----------     ----------

Earnings per share . . . . . . . . . .     $      .52 $      .51     $     1.00     $      .98
                                           ========== ==========     ==========     ==========

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